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                                 EXHIBIT 21.1

                            PRINCIPAL SUBSIDIARIES

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Name of Subsidiary                        Jurisdiction in Which Organized or Incorporated
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
Consolidated Subsidiaries of
 Stoneridge, Inc.:

TED de Mexico                             Mexico
Berifors AB                               Sweden
Berifors Production AB                    Sweden
Stoneridge Pollak, Ltd.                   England
TVI Europe, Ltd.                          Scotland
Stoneridge International Sales Corp.      Barbados
Stoneridge Control Devices, Inc.          Massachusetts, United States
Stoneridge Electronics, Inc.              Texas, United States
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